UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 1, 2018

TIPTREE INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 446-1400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the Disposition (defined below), Tiptree Operating Company, LLC ("Tiptree") and Invesque Inc. ("Invesque") entered into a governance and investor rights agreement on February 1, 2018 (the "Investor Rights Agreement") whereby Tiptree will have the right to, among other things, nominate one board member to Invesque’s Board of Directors as well as customary Canadian demand and piggyback registrations rights and Tiptree will, among other things, be subject to customary standstill voting and lock-up restrictions.

The Investor Rights Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing summary has been included to provide investors and security holders with information regarding certain terms, does not purport to be complete and is subject to, and is qualified in its entirety by the full text, terms and conditions of the Investor Rights Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 1, 2018, Tiptree, the operating subsidiary of Tiptree Inc. (the "Company"), completed the previously announced sale of all of the issued and outstanding membership interests of Tiptree's subsidiary, Care Investment Trust LLC, and all of its subsidiaries (“Care”) and two real estate properties held by other subsidiaries of Tiptree (the “Disposition”) to Invesque and Invesque Holdings, LP (together with Invesque, the "Buyer Entities") pursuant to the Purchase Agreement (the “Purchase Agreement”) dated November 16, 2017 by and among Tiptree and the Buyer Entities.

In connection with the Disposition, Tiptree, through its various consolidated subsidiaries, received an aggregate of 16,647,236 shares of Invesque, representing approximately 34% of Invesque's issued and outstanding common shares.

The unaudited pro forma financial information giving effect to the Disposition is filed herewith as Exhibit 99.1.

The Purchase Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on November 17, 2017 and incorporated herein by reference. The foregoing summary has been included to provide investors and security holders with information regarding certain terms, does not purport to be complete and is subject to, and is qualified in its entirety by the full text, terms and conditions of the Purchase Agreement.

The representations and warranties of Tiptree contained in the Purchase Agreement have been made solely for the benefit of the Buyer Entities. In addition, such representations and warranties (i) have been made only for purposes of the Purchase Agreement, (ii) have been qualified by confidential disclosures made to the Buyer Entities in connection with the Purchase Agreement, (iii) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (v) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Purchase Agreement will be filed only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding Care or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of Care or any of its affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Care that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Registrant has filed and may file with the Securities and Exchange Commission.

Item 8.01	Other Events.

On February 1, 2018, the Company issued a press release announcing the closing of the Disposition referred to in Item 2.01 above. A copy of the press release is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial information of the Company giving effect to the Disposition is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits.

10.1	Governance and Investor Rights Agreement, dated as of February 1, 2018, by and between Invesque Inc. and Tiptree Operating Company, LLC
99.1	Unaudited pro forma condensed consolidated financial information.
99.2	Press release, dated February 1, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE INC.

Date:	February 7, 2018	By:	/s/ Jonathan Ilany
Name: Jonathan Ilany
Title: Chief Executive Officer